								EXHIBIT 10.1
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        Dated as of January 31, 1996

                  among


	    BOSTON TECHNOLOGY, INC., as Borrower,

	      SILICON VALLEY BANK as Lender,

	     CORESTATES BANK, N.A., as Lender,
			               and
   		 SILICON VALLEY BANK, as Agent



Line of Credit Commitment

Up To $25,000,000


Section 5       Representations and Warranties
	5.1     Corporate Status
	5.2     No Violation
	5.3     Corporate Power and Authority
	5.4     Enforceability
	5.5     Governmental Approvals
	5.6     Financial Statements
	5.7     No Material Change
	5.8     Litigation.
	5.9     Compliance with Other Instruments; Compliance with Law
	5.10    Subsidiaries
	5.11    Investment Company, Status; Limits on Ability to Incur
		Indebtedness
	5.12    Title to Property
	5.13    ERISA
	5.14    Taxes
	5.15    Environmental Matters
	5.16    Intellectual Property

Section 6       Affirmative Covenants.
	6.1     Maintenance of Existence
	6.2     Taxes and Other Liens
	6.3     Insurance
	6.4     Financial Statements, Etc.
	6.5     Notice of Default
	6.6     Environmental Matters
	6.7     ERISA Information
	6.8     Inspection
	6.9     Use of Proceeds
	6.10    Further Assurances
	6.11    Depository Accounts
	6.12    Subsidiaries

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Section 7       Negative Covenants
	7.1     ERISA.
	7.2     Transactions with  Affiliates
	7.3     Consolidation, Merger or Acquisition
	7.4     Disposition of Assets; Sales-Type Leases
	7.5     Indebtedness
	7.6     Liens
	7.7     Restricted Payments
	7.8     Investments.
	7.9     Sale and Leaseback
	7.10    Additional Stock Issuance by Subsidiaries
	7.11    Quick Ratio
	7.12    Minimum Profitability
	7.13    Leverage
	7.14    Tangible Net Worth

Section 8       Events of Default
	8.1     Events  of  Default
	8.2     Remedies Upon an Event of Default

Section 9       Definitions
	9.1     Certain Definitions

Section 10      Miscellaneous
	10.1    Accounting Terms and Definitions
	10.2    Amendments, Etc.
	10.3    Notices- Etc.
	10.4    No Waiver; Remedies
	10.5    Right of Set-off
	10.6    Expenses; Indemnification
	10.7    Binding Effect.
	10.8    Severability.
	10.9    GOVERNING LAW; AGREEMENT UNDER SEAL
	10.10   WAIVER OF JURY TRIAL
	10.11   VENUE- CONSENT TO SERVICE OF PROCESS.
	10.12   Headings
	10.13


Exhibits

	A-I     Amended and Restated Promissory Note (SVB)
	A-2     Amended and Restated Promissory Note (CoreStates)
	B       Confirmation of Borrowing Request
	C       Compliance Certificate
	D       Borrowing Base Certificate

Schedules

	A       Disclosure Schedule

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[Amending and Restating Commitment Letter dated as of January 31, 1991, as Amended by Amendments thereto dated as of July 10, 1992, July 14, 1993, July 28, 1993, September 15, 1993 and July 11, 1994]

This CREDIT AGREEMENT (the "Agreement"), dated as of January 31, 1996, is entered into by and among BOSTON TECHNOLOGY, INC., a Delaware corporation with its principal place of business at I00 Quannapowitt Parkway, Wakefield, Massachusetts 01880 (the "Borrower"), SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95454 and a loan production office located at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02181 doing business under the name Silicon Valley East (together with its successors, SVB"). CORESTATES BANK, N.A., a national banking association, with its principal place of business at 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 (together with its successors, "CoreStates") and SILICON VALLEY BANK as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"). This Agreement amends and restates in its entirety the Commitment Letter dated as of January 31, 1991 between the Borrower and SVB, as amended by amendments thereto dated as of July 10, 1992, July 14, 1993, July 28, 1993, September 15, 1993 and July 11, 1994 (the 1991 Commitment Letter")

Section I      Line of Credit Loans.

1.1 Amount. Upon the terms and subject to the conditions set forth below, each of the Lenders severally agrees to make loans (each a "Line of Credit Loan" and, collectively, the "Line of Credit Loans") to the Borrower under this Section 1.1 from time to time to and including
	July 6, 1997 (the "Commitment Expiration Date"), unless the Total Line of Credit Commitment is earlier terminated pursuant to Sections 1.9 or 1.10, in an aggregate principal amount not to exceed at any one time outstanding their respective Line of Credit Commitments, as set forth in Section 1.2, and subject to the limitations set forth in Sections
	1.6. Within the limit of the Total Line of Credit Commitment and the limitation stated in Section 1.6, the Borrower may borrow, repay and reborrow at any time or from time to time until the Commitment Expiration Date or the termination of the Line of Credit Commitment, whichever occurs earlier.

1.2 Line of Credit Commitment. The Total Line of Credit Commitment shall be, in the aggregate, $25,000,000; each of the Lenders shall have a respective Line of Credit Commitment of $12,500,000.

1.3 Existing Indebtedness. The Line of Credit Loans and other Extensions of Credit made by the Lenders under this Agreement shall be deemed to include any and all Extensions of Credit for which the Borrower is indebted to the Lenders as of the date hereof under or with respect to the 1991 Commitment Letter. Interest on these Line of Credit Loans, to the extent that they represent direct dollar borrowings, shall be calculated from this date forward as if made hereunder on the date hereof.

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1.4 Line of Credit Notes. The Line of Credit Loans made by each Lender shall be evidenced (i) in the case of SVB, by an amended and restated promissory note payable to the order of SVB with interest in accordance with the terms of the Amended and Restated Promissory Note of the Borrower to be issued in substantially the form of attached Exhibit A-1, dated the date hereof and (ii) in the case of CoreStates, by a promissory note payable to the order of CoreStates with interest in accordance with the terms of the Promissory Note of the Borrower to be issued in substantially the form of attached Exhibit A-2, dated the date hereof. The Amended and Restated Promissory Note and the Promissory Note are collectively referred to herein as the "Notes".

1.5 Requests For Line of Credit Loans. (a) Whenever the Borrower desires to obtain a Line of Credit Loan, it shall notify the Agent by telex, telecopy or telephone call received no later than 1:00 p.m. (Boston time) one Banking Day before the day on which the requested Line of Credit Loan is to be made. Such notice shall specify the effective date and the amount of such Loan. Each such notice (a "Notice of Borrowing") shall be irrevocable and shall be immediately followed by written confirmation in substantially the form of attached Exhibit B; provided, however, that if the action requested in such written confirmation differs in any material respect from the action taken by the Agent for the account of the Lenders, the records of the Agent concerning the instructions received from the Borrower shall control absent manifest error. Not later than 11:00 a.m. (Boston time) on the date specified for the making of each such Line of Credit Loan, each Lender shall, subject to the terms and conditions of this Agreement, make available to the Borrower an amount equal to such Lender's respective Commitment Percentage multiplied by the amount of the Line of Credit Loan requested as set forth above, by crediting the same, in immediately available funds, to the Borrower's regular deposit account with either Lender, as specified by the Borrower.

1.6     Limitations on Extensions of Credit.

	The Borrower shall not permit or request the Lenders (or the Agent acting on their behalf) to make any Extension of Credit that would cause the sum of(a) the aggregate unpaid principal amount of all Line of Credit Loans under this Agreement, plus(b) the aggregate of (i) all amounts available to be drawn under any Letters of Credit issued for the account of the Borrower as provided in Section 1.9 below (involving the dollar equivalent of all Letters of Credit issued in a currency other than United States Dollar) and (ii) all unreimbursed drawings under such Letters of Credit (the sum of (i) and (ii) referred to herein as the "Letter of Credit Usage"), to exceed at any time an amount equal to the Total Line of Credit Commitment then in effect.

	If the sum of the Extensions of Credit shall at any time exceed the Total Line of Credit Commitment, the Borrower shall, on the next Banking Day, prepay or repay (together with accrued interest thereon) such principal amount of the Line of Credit Loans, any unreimbursed drawings under such Letters of Credit such that, giving effect to such prepayment or repayment, the sum of the Extensions of Credit shall not exceed the Total Line of Credit Commitment.

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1.7 Maturity Date of Line of Credit Loans and Other Extensions of Credit. All Line of Credit Loans shall mature and the total unpaid principal amount thereunder shall be due and payable on July 6, 1997 (the "Maturity Date"), at which time all Extensions of Credit under this
	Section 1, together with all accrued interest and other obligations owed to the Lenders, shall also be immediately due and payable.

1.8     Termination of Commitment.  The Borrower, upon (a) at least two
	(2) Banking Days' prior written notice to the Agent and the Lenders in accordance with Section 2.6 and (b) the repayment in full of the outstanding principal balance of the Line of Credit Loans and all other Extensions of Credit (and accrued interest thereon) and the payment in full of the unpaid balance of the Facility Fee provided for in Section 4.8 through the Commitment Expiration Date together with any expenses or other fees owed by the Borrower to the Agent or the Lenders under or pursuant to this Agreement, may terminate permanently the Total Line of Credit Commitment.

1.9     Letters of Credit. (a) Subject to the limitations stated in Section
	1.6 and the requirements set forth below, the Borrower may use the Line of Credit Commitment for Letters of Credit to be issued by either Lender as designated from time to time by the Borrower (the "Issuing Bank") for the account of the Borrower, provided that (i) the Borrower executes and delivers a letter of credit application and reimbursement agreement in the Issuing Bank's standard form and complies with any conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein, (ii) the Issuing
	Bank approves the form of such Letter of Credit and the purpose of its issuance; (iii) such Letter of Credit bears an expiration date not later than the Commitment Expiration Date, provided, however, any such Letters of Credit may bear an expiration date up to 180 days subsequent to the Commitment Expiration Date provided that the Borrower maintains at all times during such extended period cash balances with the Issuing Bank in an amount equal to the aggregate amount of such Letters of Credit; and (iv) the conditions set forth in Sections
	4.2 and 4.3 below have been satisfied as of the date of the issuance of such Letter of Credit.

(b)     The Issuing Bank shall not be obligated or permitted under this
	Section 1.9 to issue any Standby Letter of Credit for the account of the Borrower to the extent that the sum of (i) the amount that would be available to be drawn under the proposed Standby Letter of Credit plus (ii) the sum of all amounts available to be drawn under outstanding Standby Letters of Credit plus (iii) all unreimbursed drawings under such outstanding Standby Letters of Credit, shall exceed $20,000,000.

(c) The Borrower's obligations under this Section 1.9 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuing Bank, the Agent and the Lenders shall

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	not be responsible for, and the Borrower's reimbursement obligations
	shall not be affected by, among other things, the validity or
	genuineness of documents or of any endorsements thereon, even if such
	documents should in fact prove to be in any or all respects invalid,
	fraudulent or forged, or any dispute between or among the Borrower, the
	beneficiary of any Letter of Credit or any financing institution or
	other party to which any Letter of Credit may be transferred or any
	claims or defenses whatsoever of the Borrower, against the beneficiary
	of any Letter of Credit or any such transferee.  The Issuing Bank,
	the Agent and the Lenders shall not be liable for any error, omission,
	interruption or delay in transmission, dispatch or delivery of any
	message or advice, however transmitted, in connection with any Letter of
	Credit.  The Borrower agrees that any action taken or omitted by the
	Issuing Bank, the Agent or any Lender under or in connection with each
	Letter of Credit and the related drafts and documents, if done in
	good faith and without willful misconduct or gross negligence on the
	part of the Agent or the Lenders, shall be binding upon the Borrower
	and shall not result in any liability on the part of the Issuing Bank,
	the Agent or any Lender to the Borrower; provided, however, in no
	event shall the Agent or the Lenders be liable for any consequential damages.

(d) To the extent not inconsistent with Section 1.9(c), the Issuing Bank and the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank and the Agent.

(e) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lenders of the amount of any unpaid reimbursement obligation. All such unpaid reimbursement obligations with respect to Letters of Credit shall be deemed to be Line of Credit Loans and subject to the limitations and requirements stated in Sections 1.2 and 1.6.

(f) Effective immediately upon the issuance of each Letter of Credit for the account of the Borrower and without further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have irrevocably purchased and received from such Issuing Bank without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each Lender's Commitment Percentage. Each Lender agrees that it shall be absolutely liable, to the extent of its Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower,

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(g) The Borrower shall pay the Issuing Bank, for the benefit of each of the Lenders based upon their respective Commitment Percentages, a fee with respect to each Standby Letter of Credit issued equal to 1.75% per annum of the amount that is available to be drawn under such Standby Letter of Credit. Each of the aforementioned fees shall be payable upon the issuance of the requested Letter of Credit.

(h) The Borrower shall pay the Issuing Bank, for the benefit of the Lenders as their interests shall appear, a fee with respect to each Trade Letter of Credit issued in an amount to be agreed upon by the Borrower and the Issuing Bank at the time of issuance.

(i) The Issuing Bank shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any other Lender.

1.10 Clean-Up Requirement. For a period of at least thirty (30) consecutive days during each fiscal year of the Borrower, the Borrower will not permit any Line of Credit Loan to be outstanding under the Total Line of Credit Commitment.

Section 2       Interest Rates: Payments and Optional Prepayments

2.1     Interest Rates.

(a) The Borrower agrees to pay interest on the unpaid principal amount of each Line of Credit Loan for each day from and including the date such Line of Credit Loan was made to but excluding the date the principal on such Line of Credit Loan is due (whether at maturity, by acceleration or otherwise), at the fluctuating rates per annum:

(i)     for Prime Rate Loans, at the Prime Rate per annum; and
(ii)    for LIBOR Loans, at the LIBOR Rate, plus 225 basis points per annum.

(b) Notwithstanding the foregoing, the Borrower will pay to the Lenders interest at the applicable Post-Default Rate on any principal of any Line of Credit Loan and on any other amount payable by the Borrower hereunder (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Prime Rate Loan and LIBOR Loan shall be payable monthly in arrears on the first day of each month and in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that when the terms of this Agreement require that interest be paid at the Post-Default Rate, such interest shall be payable from time to time on demand of any Lender. Promptly after the determination of any interest rate provided for herein or any change therein, each Lender

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	shall notify the Borrower thereof notwithstanding the foregoing provisions
	of this Section 3. 1, if at any time the rate of interest set forth
	above (the "Stated Rate") exceeds the maximum non-usurious interest
	rate permissible for any Lender to charge commercial borrowers under
	applicable law (the "Maximum Rate"), the rate of interest charged on the
	Line of Credit Loans by such Lender hereunder shall be limited to the
	Maximum Rate.In the event the Stated Rate that has theretofore been
	subject to the preceding  paragraph at any time is less than the
	Maximum Rate in respect of the Line of Credit Loans hereunder by any
	Lender, the principal amount of the Line of Credit Loans by such Lender
	shall bear interest at the Maximum Rate until the total amount of interest
	paid to such Lender or accrued on the Line of Credit Loans by such Lender
	hereunder equals the amount of interest which would have been paid to such
	Lender or accrued on the Line of Credit Loans by such Lender hereunder if
	the Stated Rate had at all times been in effect.In the event that upon
	payment in full of all amounts payable hereunder, the total amount of
	interest paid to any Lender under the terms of this Agreement is less than
	the total amount of interest which would have been paid to such Lender or
	accrued on such Lender's Line of Credit Loans if the Stated Rate had at all
	times been in effect, then the Borrower shall, to the extent permitted by
	applicable law, pay to such Lender an amount equal to the difference between
	(a) the lesser of (i) the amount of interest which would have accrued on the
	Line of Credit Loans if the Maximum Rate had at all times been in effect or
	(ii) the amount of interest which would have accrued on the Line of Credit
	Loans if the Stated Rate had at all times been in effect and (b) the amount
	of interest actually paid to such Lender or accrued on the Line of Credit
	Loans under this Agreement.In the event any Lender ever receives, collects or
	applies as interest any sum in excess Of the Maximum Rate, such excess amount
	shall be applied to the reduction of the principal balance of the Line of
	Credit Loans or to other amounts (other than interest) payable hereunder, and
	if no such principal is then outstanding, such excess or part thereof
	remaining shall be paid to the Borrower.In the event any Lender ever receives,
	collects or applies as interest any sum in excess of the Maximum Rate, such
	excess amount shall be applied to the reduction of the principal balance of the Line of Credit Loans in respect of which such interest was paid or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower,

2.2 Manner and Place of Payment. All payments under this Agreement or otherwise in respect of any Line of Credit Loan shall be made not later than 2;00 p.m. (Boston Time) on the date when due and shall be made in immediately available funds at the Office of the Lender which has made such Line of Credit Loan or by a Borrower's check drawn on the depository account(s) maintained by the Borrower with such Lender payable to such Lender or its order. All payments shall be made without setoff, counterclaim, withholding or reduction of any kind whatsoever. The Borrower hereby requests and authorizes each Lender to debit any of the Borrower's accounts with such Lender for payments of interest and principal due on the Line of Credit Loans and any other obligations owing by the Borrower to such Lender. Each Lender will notify the Borrower of all debits which such Lender makes against the Borrower's accounts. Any such debits against the Borrower's accounts in no way shall be deemed a setoff

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2.3 Payments Due on Saturdays, Sundays and Holidays. Whenever any payment to be made hereunder or under the Notes shall be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in computing any interest or fees due.

2.4 Computations. Interest on the Line of Credit Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

2.5 Minimum and Maximum Amounts. Each borrowing, conversion and prepayment of principal of Line of Credit Loans shall be in an aggregate principal amount equal to (a) in the case of LIBOR Loans, $200,000 or a larger multiple of $50,000 and (b) in the case of Prime Rate Loans, without any minimum amount or any minimum integral multiple thereof (conversions or prepayments of Line of Credit Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods, at the same time hereunder to be deemed separate conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that any payment or prepayment in full of any Line of Credit Loans may be in the aggregate outstanding principal amount thereof

2.6 Certain Notices. Notices to the Lenders of (a) termination of the Line of Credit Commitment, (b) borrowings of Line of Credit Loans,
	(c) conversions and prepayments of Line of Credit Loans and of the duration of Interest Periods, shall be irrevocable and shall be effective only if received by the Lender in question not later than 12:00 Noon (Boston time) on the number of Banking Days prior to the date of the termination, borrowing, conversion and/or prepayment specified below:

	Number of Banking Days Prior Notice
	Termination of Line of Credit Commitment           2
	Borrowings, or prepayment of Prime Rate Loans      1
	Prepayment of, conversion into, or duration of Interest Periods for,
	LIBOR Loans                                        3

	Each notice of borrowing, conversion or prepayment shall specify, the amount, the Type of the Line of Credit Loan to be borrowed, converted or prepaid, the date of borrowing, conversion or prepaymen (which shall be a Banking Day in the case of the prepayment of a Prime Rate Loan, or a Working Day in the case of the conversion or prepayment of a LIBOR Loan) and, in the case of LIBOR Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Line of Credit Loans to which such Interest Period is to relate. In the event that the Borrower fails to select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 2.6, such LIBOR Loan will be automatically converted into a Prime Rate Loan on the last day of the then current Interest Period for such LIBOR Loan or (if outstanding as Prime Rate Loans) will remain as, or (if not then outstanding) will be made as Prime Rate Loans.

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2.7     Additional Costs,

(a) The Borrower shall pay to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any LIBOR Loans hereunder or its obligation to make any of such Line of Credit Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any LIBOR Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

(1) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Note or Notes held by such Lender in respect of any LIBOR Loan; or

(2) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Rate" below).

	Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.7 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Such Lender will furnish the Borrower with a statement, in reasonable detail, setting forth the basis and amount of each request by such Lender for compensation under this Section 2.7.

(b)     Without limiting the effect of the foregoing provisions of this
	Section 2.7 in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or
	(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

(c)     Determinations and allocations by any Lender for purposes of this
	Section 2.7 of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Loans or of making or maintaining LIB3OR Loans or on amounts receivable by it in respect of LIBOR Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive

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	absent manifest error, provided that such determinations and allocations are made on a reasonable basis, and provided further that in administering this Section each Lender shall not single out the Borrower for different treatment but shall deal with them on the same basis as the Lender deals with its other customers generally.

2.8 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any LIBOR Loans, any Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 9.1 below upon the basis of which the rates of interest for any LIBOR Loan are to be determined do not accurately reflect the cost to such Lender of making or maintaining such LIBOR Loans for the Interest Period therefor, then such Lender shall promptly notify the Borrower, and so long as such condition remains in effect, such Lender shall be under no obligation to convert Prime Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR
	Loans into Prime Rate Loans in accordance with Section 2.13.

2.9 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender to (a) honor its obligation to make LIBOR Loans hereunder, or
	(b) maintain LIBOR Loans (identifying the illegality in question in reasonable detail) hereunder, then such Lender shall promptly notify the Borrower and the other Lender thereof and such Lender's obligation to make LIBOR Loans hereunder shall be suspended until such time as such Lender may again make and maintain LIBOR Loans.

2.10 Substitute Prime Rate Loans. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Section 2.7, 2.8 or 2.9 hereof, all Line of Credit Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Prime Rate Loans (and, if an event referred to in Section 2.7(b) or 2.9 has occurred and such Lender so requests, by notice to the Borrower, each LIBOR Loan of such Lender then outstanding shall be automatically converted into a Prime Rate Loan on the date specified by such Lender in such notice) and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to such Prime Rate Loans.

2.11 Compensation. If any payment, prepayment or conversion of a LIBOR Loan occurs on a date other than the last day of an Interest Period for such Loan other than by reason of an error on the part of either Lender, the Borrower shall pay to any Lender, upon the request of such Lender, as compensation for any loss, cost or expense incurred by such Lender as the result of such payment, prepayment or conversion, an amount (if a positive number) equal to:
	A x (B-C) X D360
	where:
	"A" equals the principal amount of the LIBOR Loan so paid, prepaid or converted (the "Affected LIBOR Loan");
	"B" equals the LIBOR Rate (expressed as a decimal) applicable to the Affected LIBOR Loan;

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	"C" equals the applicable LIBOR Rate (expressed as a decimal) in
	effect on or about the date of such payment, prepayment or conversion,
	for deposits in an amount equal approximately to the principal amount
	of the Affected LIBOR Loan with an interest Period (the "Remaining
	Interest Period") beginning on the date of such payment, prepayment or
	conversion to but excluding the last day of the existing interest Period; and

	"D" equals the number of days in the Remaining Interest Period; and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to the principal amount of the Affected LIBOR Loan; provided that such Lender shall have delivered to the Borrower a certificate, in reasonable detail, as to the amount of such loss and expense along with the basis for calculation thereof

2.12 Capital Adequacy. If any Lender shall determine that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the foregoing or in the enforcement, interpretation or administration thereof by any Governmental
	Authority charged with the enforcement, interpretation or administration thereof, or compliance by such Lender or any Person controlling such Lender (a "Parent") with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Lender or its Parent as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such applicability, adoption, change or compliance (taking into consideration the policies of such Lender (or its Parent) with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within the second Banking Day after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction in the rate of return, together with interest on each such amount from the thirtieth day after such demand until payment in full thereof (as well after as before judgment) at the Post-Default Rate. A statement of such Lender, in reasonable detail, claiming compensation under this Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis and provided further that the Borrower shall not be obligated to compensate any Lender for any such reduction occurring more than 30 days prior to the time the Lender first notifies the Borrower of such adoption, implementation, charge or compliance, and provided further that in administering this Section. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

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2.13    Optional Prepayments.  Subject to the provisions of this Section
	2.13, the Borrower shall have the right to prepay the Line of Credit Loans in whole or in part and to convert Line of Credit Loans of one Type into another Type, without premium or penalty, at any time and from time to time, provided that (i) at the time of the prepayment in full of all Extensions, the Borrower shall pay all interest accrued on the amount prepaid, (ii) the Borrower shall give the Lender or Lenders in question notice of such prepayment as provided in Section 2.6, (iii) the LIBOR Loans may be converted into Prime
	Rate Loans only on the last day of an Interest Period thereof, and (iv) such Lender or Lenders shall be paid, at the time of any prepayment of a LIBOR Loan that is being prepaid on other than the last day of an Interest Period therefor, the amount provided for in Section 2.11. Principal amounts repaid or prepaid under the Notes or under the Total Line of Credit Commitment may be reborrowed by the Borrower subject to the terms hereof, provided, however, that any funds repaid or prepaid on or after the earlier to occur of (a) the Commitment Expiration Date or (b) the termination of the Total Line of Credit Commitment pursuant to Section 1.8 hereof, may not be reborrowed or readvanced thereafter.

Section 3       Security

3.1 Continuation of Prior Security Interests. Payment and performance of all of the Borrower's present or future obligations to the Agent and the Lenders and the Issuing Bank under this Agreement, the Notes and the other Loan Documents shall continue to be secured by a security interest in, and a lien on, all right, title and interest of the Borrower in and to all accounts receivable and inventory of the Borrower pursuant to the terms of that certain Security Agreement dated January 31, 1991, as amended (the "Security Agreement") which is hereby reaffirmed.

Section 4       Conditions Precedent

	Notwithstanding that this Agreement shall become effective as of the date hereof, the Lenders shall not be obligated to make any Extension of Credit hereunder until the following

4.1 This Agreement, the Notes and the Security Instruments. This Agreement, each Extension of Credit hereunder, the Notes, the Security Instruments and all transactions contemplated by this Agreement and the Security Instruments shall have been duly authorized by the Borrower. The Borrower shall have duly executed and delivered to the Agent and the Lenders this Agreement, the Notes, the Security Instruments and any other documentation that the Agent may reasonably require hereunder, all to be in form and substance satisfactory to the Agent and its counsel.

4.2 No Default. On the date hereof and on the date of the making of each Extension of Credit, no Default or Event of Default shall have occurred and be continuing.

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4.3 Correctness of Representations. On the date hereof and on the date of each Extension of Credit, all representations and warranties made by the Borrower in Section 5 below or otherwise in writing in connection herewith shall be true and correct with the same effect as though such representations and warranties had been made on and as of today's date, except that representations and warranties expressly limited to a certain date shall be true and correct as of that date.

4.4     Opinion of Counsel for the Borrower.   On the date hereof, the
	Lenders shall have received the favorable opinion of the General Counsel for the Borrower, in form and substance satisfactory to the Agent and its counsel.

4.5 Governmental Approvals. On the date hereof and on the date of each Extension of Credit, all necessary approvals, licenses, permissions, registrations or validations of any Governmental Authority required for the execution, delivery, performance or carrying out of the provisions of this Agreement, the Notes and the Security Instruments or for the validity or enforceability of the obligations incurred thereunder, shall have been obtained and shall be in full force and effect and copies thereof certified by a duly authorized officer of the Borrower to such effect shall have been delivered to the Agent.

4.6 Filing of Financing Statements, etc. On or before the making of any Extension of Credit, financing statements, continuation statements, and other appropriate documentation relating to the security interests and rights granted pursuant to the Security Instruments, executed and delivered by the Borrower to the Agent, shall have been duly recorded or filed in such manner and in such places as is required by law (including pursuant to the UCC) to establish, preserve, protect and perfect such security interests and rights; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement and such financing statements and other appropriate documentation shall have been duly paid.

4.7 Supporting Documents. On or before the date hereof, there shall have been delivered to the Agent the following supporting documents:

(a) long-form legal existence and corporate good standing certificates with respect to the Borrower dated as of a recent date issued by the appropriate Secretary of State or other official;

(b) certificates dated as of a recent date with respect to the due qualification of the Borrower to do business in Massachusetts and each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect, issued by the Secretary of State of each such jurisdiction;

(c) copies of the corporate charter of the Borrower, certified by the appropriate Secretary of State or other official, as in effect on the date hereof,

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(d) a certificate of the Secretary or Assistant Secretary of the Borrower cart as to (i) the By-Laws of the Borrower as in effect on the date hereof, (ii) the incumbency and signatures of the officers of the Borrower who have executed any documents in connection with the transactions contemplated by this Agreement; and (iii) the resolutions of the Board of Directors and, to the extent required by law, the shareholders, of the Borrower authorizing the execution, delivery and performance of this Agreement and the making of the Extensions of Credit hereunder, and the execution and delivery of the Notes; and

(e)     all other information and documents which the Agent or its counsel may
	request in connection with the transactions contemplated by this Agreement.

4.8 Facility Fee. The Borrower agrees to pay each Lender an annual facility fee for the period from the date hereof to and excluding the Commitment Expiration Date equal to one-half of one percent (1/2%) of the average of the daily excess of such Lender's Line of Credit Commitment over the aggregate unpaid Extensions of Credit under such Line of Credit Commitment. Such facility fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable on the last day of each calendar quarter and upon the termination of the Line of Credit Commitment, provided, however, in the event that the Borrower requests termination of the Total Line of Credit Commitment, the payment of the unpaid portion of the facility fee for the period through the Commitment Expiration Date shall be accelerated and shall be immediately payable in full in accordance with Section 1.8.

4.9 Compliance Certificate. The Borrower shall have furnished to the Agent a Compliance Certificate in the form of attached Exhibit C appropriately completed and signed by an Authorized Officer of the Borrower, which certificate shall reflect compliance by the Borrower with the requirements of this Agreement.

4.10 Legal Matters- All documents and legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to Sullivan & Worcester, special counsel for the Agent and the Lenders.

	Each borrowing hereunder shall constitute a representation and warranty by the Borrower to the Lenders that all of the conditions specified in this Section 4 have been complied with as of the time of any such Extension of Credit.

Section 5       Representations and Warranties.

	In order to induce the Lenders to enter into this Agreement and to make the contemplated Extensions of Credit, the Borrower hereby represents and warrants as follows (except to the extent qualified by supplemental disclosure set forth on Schedule A hereto) and the following representations and warranties as so qualified shall survive the execution and delivery of this Agreement and the Line of Credit Loans:

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5.1     Corporate Status.   The Borrower and each of its Subsidiaries
	(if any) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

5.2 No Violation. Neither the execution, delivery or performance of this Agreement or any other Loan Document, nor consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or any of its Subsidiaries, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien (other than the lien created by the Security Instruments) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to, any Contractual Obligation of the Borrower or any of its Subsidiaries, or violate any provision of the corporate charter or by-laws of the Borrower or any of its Subsidiaries.

5.3 Corporate Power and Authority. The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

5.4 Enforceability, This Agreement and each other Loan Document constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as be limited by applicable Bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

5.5 Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan
	Document by the Borrower, or the taking of any action contemplated hereby or thereby, except for the filing of financing statements or related documents in the appropriate UCC filing offices listed on the Perfection Certificate (as defined in the Security Agreement).

5.6     Financial Statements.

(a) The Borrower has furnished the Agent with complete and correct copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the Financial Statements Date, and the related audited consolidated statements of income and of cash flows for the fiscal year of the Borrower and its Subsidiaries ended on such date, examined by the Accountants. Such financial statements

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	(including the related schedules and notes) fairly present the consolidated financial condition of the Borrower and its Subsidiarie as of the Financial Statements Date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

(b) Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any Guarantee, which are not disclosed by or included in the above-referenced financial statements or the accompanying notes and there are no unrealized or anticipated losses from any unfavorable commitments of the Borrower or any of its Subsidiaries which may have a Material Adverse Effect.

(c) All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of footnotes and schedules).

5.7 No Material Change. Since the Financial Statements Date there has been no development or event, nor to the best knowledge of the Borrower, any prospective development or event, which has had or could have a Material Adverse Effect.

5.8 Litigation. There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any of its Subsidiaries before any Governmental Authority, which in any one case or in the aggregate, if determined adversity to the interests of the Borrower or any Subsidiary thereof, would have a Material Adverse Effect.

5.9 Compliance with Other Instruments; Compliance with Law. Neither the Borrower nor any Subsidiary thereof is in default under (a) any Contractual Obligation, where such default could have a Material Adverse Effect, or (b) the terms of any Contractual Obligation relating to any Indebtedness of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary thereof is in default and or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower or any Subsidiary thereof which default or violation could have a Material Adverse Effect.

5.10 Subsidiaries. The Borrower has no Subsidiaries except as set forth on attached Schedule A,

5.11 Investment Company Status; Limits on Ability to Incur Indebtedness. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. -The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

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5.12 Title to Property. The Borrower and each of its Subsidiaries has good and marketable title to all of its properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of the Financial Statements Date, except such as have been disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to (a) any Lien except for Permitted Liens, or (b) any defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair such properties or assets. All such leases are valid and subsisting and are in full force and effect.

5.13 ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

5.14 All tax returns of the Borrower and its Subsidiaries required to be filed have been timely filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of ad valorem taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrower and its Subsidiaries for all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. The Federal income tax returns of the Borrower and its Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

5.15    Environmental Matters.

(a) The Borrower and each of its Subsidiaries have obtained all Governmental Approvals that are required for the operation of its business under any Environmental Law, except where the failure to so obtain a
	Governmental Approval would not have a Material Adverse Effect.

(b) The Borrower and each of its Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and are also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

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(c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best knowledge of the Borrower threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, and there is no Lien of any private entity or Governmental Authority against any property of the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws.

(d) There has been no claim, complaint, notice, or request for information received by the Borrower with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"),
	42 USC E 9601 et seq., or any state list of sites requiring investigation or cleanup with respect to contamination by Hazardous Substances.

(e) To the best of the Borrower's knowledge, there has been no release or threat of release of any Hazardous Substance at any Borrower Property which would likely result in liability being imposed upon the Borrower or any Subsidiary thereof, which liability would have a Material Adverse Effect.

5.16 Intellectual Property. The Borrower and each of its Subsidiaries owns, possesses or licenses such copyrights, patents, trademarks and similar rights (collectively, "Intellectual Property") necessary for the conduct of its business as now conducted, without any known conflict with the rights of others which would have a Material Adverse Effect.

Section 6       Affirmative Covenants.

	The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Lenders are paid or satisfied in full:

6.1 Maintenance of Existence. The Borrower will, and will cause each of its Subsidiaries to, maintain its existence and comply with all applicable statutes, rules and regulations and to remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrower will, and will cause each of its Subsidiaries to, maintain its properties in good operating condition, and continue to conduct its business in the ordinary course of its business,

6.2 Taxes and Other Liens. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against the Borrower or such Subsidiary or on its property,

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	except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower or its Subsidiaries, in accordance with GAAP.

6.3 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower and its Subsidiaries shall maintain or cause to be maintained (a) insurance against casualty, loss or damage covering all property and improvements of the Borrower and its Subsidiaries in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which Borrower and its Subsidiaries operate; (b) comprehensive general liability insurance against claims for bodily injury, death or property damage in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which Borrower and its Subsidiaries operate; and (c) workers' compensation insurance to the extent required by applicable law. In the case of policies referenced in clauses
	(a) and (b) above, all such insurance shall (i) name the Borrower and the Lenders as loss payees and additional insureds as their interests may appear; (ii) provide that no termination, cancellation or material reduction in the amount or material modification to the extent of coverage shall be effective until at least 15 days after receipt by the Agent of notice thereof, and (iii) be reasonably satisfactory in all other respects to the Agent and each of the Lenders.

6.4 Financial Statements, Etc. The Borrower will furnish to the Agent and each of the Lenders:

(a) within forty-five (45) days after the end of each fiscal quarter (including the last quarter of the fiscal year), the unaudited consolidated balance sheet and income statement of the Borrower and its Subsidiaries as at the end of, and for, such quarter, accompanied by a certificate of the chief financial officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such quarter, and the consolidated results of their operations for such quarter, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

(b) within ninety (90) days after the last day of each fiscal year of the Borrower, the audited consolidated balance sheet and income statement and statement of cash flows of the Borrower and its Subsidiaries as at and for the fiscal year then ended, certified by the Accountants (the substance of such report to be satisfactory to the Lenders), together with a certificate of the chief financial officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year, and the

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	consolidated results of their operations for such fiscal year, in each case in accordance with GAAP. The Borrower shall indicate on said financial statements all guarantees or unusual forward or long-term commitments made by the Borrower or any Subsidiary thereof,

(c) at the time of the delivery of the financial statements for each fiscal quarter end and yearly financial statements required by Sections 6.4(a) and 6.4(b), a Compliance Certificate signed by an Authorized Officer of the Borrower in the form attached to this Agreement as Exhibit C, appropriately completed;

(d) within thirty (30) days after the last day of each calendar month during which the aggregate principal amount of Line of Credit Loans outstanding at any time exceeds $10,000,000, a Borrowing Base Certificate signed by an Authorized Officer of the Borrower in the form attached to this Agreement as Exhibit D, appropriately completed;

(e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports, proxy statements and other materials;

(f) promptly upon request by any Lender, copies of any management letter provided by the Accountants, provided that the Borrower shall promptly advise the Agent in the event the Borrower receives any such letter;

(g)     promptly upon the filing thereof by the Borrower with the SEC (and in any event within five (5) days of such filing), copies of any registration
	statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if
	such forms no longer exist), it being understood that the submission of the
	Form 10-Q filing for a fiscal quarter will satisfy the financial statement
	submission requirements of Section 6.4(a);

(h) promptly upon becoming aware of any litigation or other proceeding against the Borrower or any Subsidiary thereof that may have a Material Adverse Effect, notice thereof, and

(i)     promptly following the request of any Lender, such further information
	concerning the business, affairs and financial condition or operations
	of the Borrower and its Subsidiaries as such Lender may reasonably request.

6.5 Notice of Default. As soon as practicable, and in any event, within three (3) Banking Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrower will provide the Agent and each Lender with written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

6.6     Environmental Matters.

(a) The Borrower and each of its Subsidiaries shall comply with all terms and conditions of all applicable Governmental Approvals and all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect.

(b) The Borrower shall promptly notify the Agent should the Borrower become aware of

								EXHIBIT 10.1
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(i) any spill, release, or threat of release of any Hazardous Substance at or from any Borrower Property or by any Person for whose conduct the Borrower or any Subsidiary thereof is responsible, to the extent the Borrower is required by Environmental Laws to report such to any Governmental Authority;

(ii) any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any Borrower Property relating in any way to the Environmental Laws;

(iii) any claim made or threatened by any Person against the Borrower or any Subsidiary thereof or any property of the Borrower or any Subsidiary thereof relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of the Borrower or such Subsidiary; and

(iv) any occurrence or condition on any real property adjoining or in the vicinity of any Borrower Property known to the officers or supervisory personnel of the Borrower or any Subsidiary thereof or other employees having responsibility for the compliance by the Borrower or any Subsidiary thereof with Environmental Laws, without any independent investigation, which does cause, or could cause, such Borrower Property, or any part thereof, to contain Hazardous Substances in violation of any Environmental Laws, or which doescause, or is reasonably likely to cause, such Borrower Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof by the Borrower or any Subsidiary thereof.

(c) The Borrower will, and will cause each of its Subsidiaries to, at its own cost and expense, and within such period as may be required by applicable law or regulation, initiate all remedial actions and thereafter diligently prosecute such action as shall be required by law for the cleanup of such Borrower Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws and shall further pay or cause to be paid, at no expense to the Agent or the Lenders, all cleanup, administrative, and enforcement costs of applicable Government Authorities asserted against such Borrower Property, except to the extent the Borrower or such Subsidiary shall be contesting the same in good faith in appropriate proceedings.

6.7 ERISA Information. If and when the Borrower or any member of the Controlled Group (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, the Borrower shall in each such instance promptly furnish to the Agent a copy of any such notice.

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6.8 Inspection, Upon request of the Agent, the Borrower will, and will cause each of its Subsidiaries to, permit a representative of the Agent (including any field examiner retained by the Agent) to inspect and make copies of the Borrower's or such Subsidiary's books and records, and to discuss its affairs, finances and accounts with its officers and accountants, at such reasonable times and as often as the Agent may request, subject to such undertakings of confidentiality on the part of the Agent and/or such field representative as the Borrower may reasonably request.

6.9 Use of Proceeds. The Borrower shall use the proceeds of the borrowings under the Line of Credit Notes for the working capital purposes of the Borrower. Without limiting the foregoing, no part of such proceeds will be used for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

6.10    Further Assurances.   The Borrower will, and will cause each of its
	Subsidiaries to, execute and deliver to the Agent any writings and do all things necessary, effectual or reasonably requested by the Agent to carry into effect the provisions and intent of this Agreement or any other Loan Document.

6.11    Depository Accounts.   The Borrower shall maintain an operating
	deposit account at an office of each Lender.

6.12 Subsidiaries. The Borrower shall immediately notify the Agent of the organization of any foreign or domestic Subsidiaries of the Borrower.

Section 7       Negative Covenants.

	The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Agent or the Lenders are paid or satisfied in full, without the prior written consent of the
	Lenders:

7.1 ERISA. The Borrower will not permit any pension plan maintained by the; Borrower or by any member of a "Controlled Group" (ERISA E 210
	(c) or ERISA E 210 (d)) of which the Borrower is a member to:
	(a) engage in any "prohibited transaction" (ERISA E 2003(c));
	(b) fail to report to the Agent a "reportable event" (ERISA E 4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA E 302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof, or (e) fail to report to the Agent any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA EE 4203, 4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

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								PAGE 24 OF 62

7.2 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person not an Affiliate.

7.3 Consolidation, Merger or Acquisition. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other Person, or make any acquisition of the business of any other Person unless it obtains the prior written consent of the Lenders; provided that any Subsidiary may merge into Borrower or any wholly-owned Subsidiary of the Borrower, and provided further that as long as no Event of Default has occurred and is continuing or would arise therefrom the Borrower may make an acquisition of the business, assets or stock of another Person as long as the aggregate consideration expended by the Company in connection with such transactions in any fiscal year does not exceed $5,000,000 in cash.

7.4 Disposition of Assets: Sales-Type Leases, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

(a) convey, sell, lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except:

(i) obsolete or worn out property disposed of in the ordinary course of business;

(ii) the sale or other disposition of any property in the ordinary course of business, provided that the aggregate book value of all assets (other than inventory) so sold or disposed of in any period of twelve consecutive months shall not exceed 5% of the consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve month period; and

(iii)   the sale of inventory in the ordinary course of business; or

(b) enter into, as lessor, any lease that would be treated as a capital lease in accordance with GAAP (including any "sales-type" lease) if such lease would cause the aggregate net investment in all capital leases reflected on the consolidated balance sheet of the Borrower and its Subsidiaries to exceed $8,000,000.

7.5 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)     Obligations to the Lenders, the Agent and the Issuing Bank hereunder;

								EXHIBIT 10.1
								PAGE 25 OF 62

(b) existing Indebtedness, including Subordinated Debt, if any, listed on Schedule A hereto;

(c) Subordinated Debt incurred by the Borrower after the date hereof, provided that, giving effect to the incurrence of such Subordinated Debt and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing; and

(d) Purchase and sales of foreign currency through either Lender or any other banking institution; and

(e)     Obligations in respect of additional operating leases.

7.6 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its properties or assets, except the following
	(collectively, "Permitted Liens"):

(a) Liens for taxes not delinquent or being contested in good faith and by proper proceedings;

(b) carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

(d) security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

(e) Liens in favor of the Lenders, the Agent and the Issuing Bank in order to secure obligations of the Borrower hereunder;

(f) existing Liens, if any, listed on Schedule A hereto; provided that no such Lion is spread to cover any additional property after the date hereof, and the amount of the Indebtedness secured thereby is not increased; and

(g)     a judgment or judgments for the payment of money not exceeding
	$50,000 in the aggregate, rendered against the Borrower and unsatisfied or unstayed for a period not in excess of thirty (30) days.

7.7 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment. Notwithstanding the foregoing,

(a)     Subsidiaries of the Borrower shall be permitted

(i)     to pay dividends or make other distributions with respect to shares of
	their capital stock to the extent that these payments or other distributions
	are made to, and received by, the Borrower as the owner of such shares and
	further provided that no Event of Default has occurred and is continuing
	and that it is not reasonably foreseeable that the dividend or other
	distribution will result in an Event of Default; and

								EXHIBIT 10.1
								PAGE 26 OF 62

(ii) to make payments on account of the purchase, redemption, retirement or acquisition of shares of the capital stock of a Subsidiary or options, warrants, convertible securities or other rights to acquire shares of the capital stock of a Subsidiary to the extent that such payments are made to, and received by, the Borrower on account of shares, options, warrants, convertible securities or other rights that are being purchased, redeemed, retired or acquired from the Borrower; and further provided that no Event of Default shall have occurred and be continuing and that it shall not be reasonably foreseeable that such payment will result in an Event of Default; and

(b)     the Borrower may, with the prior written consent of the Lender,
	purchase shares of its stock from employees or former emplo	Lenders:

7.1 ERISA. The Borrower will not permit any pension plan maintained by the; Borrower or by any member of a "Controlled Group" (ERISA E 210
	(c) or ERISA E 210 (d)) of which the Borrower is a member to:
	(a) engage in any "prohibited transaction" (ERISA E 2003(c));
	within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA E 302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof, or (e) fail to report to the Agent any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA EE 4203, 4205, and 4001, respectively). The quoted nts maintained with the Lenders or any other
	Lender or trust company meeting the requirements stated in
	Section 7.8(b) above;

(d) stock or obligations issued to the Borrower or any Subsidiary thereof in settlement of claims against others by reason of an event of Bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary,

(e) commercial paper with maturities of not more than 180 days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Corporation,

(f) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph 7.8(a) above entered into with the Lenders or any of the Lenders referred to in subparagraph 7.8(b) above;

(g) shares in money market mutual funds substantially all the assets of which consist of securities or other obligations of the type described in subparagraphs (a), (b). (d), (e) and (f) above;

								EXHIBIT 10.1
								PAGE 27 OF 62

(h) loans or advances not exceeding $250,000 in aggregate principal amount at any one time outstanding to officers and employees of the Borrower, and

(i) existing Investments by the Borrower in its Subsidiaries and additional investments by the Borrower in its Subsidiaries (including investments in newly formed Subsidiaries) made after the date hereof, provided that such Subsidiaries (old and now) are operated as sales offices and that any such additional
	Investments are limited to those amounts necessary to fund working capital and equipment needs of such Subsidiaries consistent with past practice.

7.9 Sale and Leaseback. Neither the Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred; provided, however, that the Borrower and its Subsidiaries shall be free to enter into such transactions to the extent that the aggregate amount thereof outstanding at any time does not exceed $100,000,

7.10 Additional Stock Issuance by Subsidiaries. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of their capital stack or other equity securities, any options therefor or any securities convertible thereto other than to the Borrower.

7.11 Quick Ratio. The Borrower will not permit the Quick Ratio at the end of' any fiscal quarter to be less than 2.0 to 1.

7.12 Minimum Profitability. The Borrower will not (a) incur Net Losses in excess of $ 1,000,000 in any fiscal quarter ending after January 31, 1996, or (b) permit cumulative Net Income to be less than $1.00 over a period of any three consecutive fiscal quarters beginning after January 31, 1996.

7.13    Leverage, The Borrower will not permit the ratio of Total Liabilities
	to Tangible Net Worth at the end of any fiscal quarter to exceed 0.75 to 1.

7.14 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at the end of any fiscal quarter to be less than $50,000,000 plus (a) 50% of Net Income earned in each fiscal quarter after January 31, 1996 (with no offset or reduction for Net Losses) and (b) 50% of any increase in Stockholders' Equity resulting from the issuance of any shares of capital stock or Subordinated Debt of the Borrower or any of its Subsidiaries after January 31, 1996.

Section 8       Events of Default.

8.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

								EXHIBIT 10.1
								PAGE 28 OF 62

(a) The Borrower (i) shall default in the due and punctual payment of principal or interest on either or both of the Notes, or (ii) shall default in the payment of any other amount due under any Loan Document and for such payment is made; or

(b) Any representation, warranty or statement made herein or any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

(c) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 7.11 through 7.14; or

(d) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs 8. 1 (a) through 8. 1 (c) above) and such default shall continue unremedied for a period of ten (10) calendar days after the occurrence of such default; or

(e) Any obligation of the Borrower or any Subsidiary thereof in respect of any Indebtedness (other than the Notes) or any Guarantee shall be declared to be or shall become due and payable prior to the stated maturity thereof, or such Indebtedness or Guarantee shall not be paid as and when the same becomes due and payable, or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness,; or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity; or

(f) The Borrower or a Subsidiary thereof shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
	(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

								EXHIBIT 10.1
								PAGE 29 OF 62

(g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary thereof in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order. judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) A final judgment or judgments for the payment of money in excess of $500,000 (net of insurance proceeds) in the aggregate shall be rendered against the Borrower or any Subsidiary thereof and any such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof, or

(i) The Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $ 100,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000 shall be filed under Title IV of ERISA by the Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal form or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $100,000; or

j) The Borrower or any Subsidiary thereof shall default in the performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of any agreement with the Lenders or any instrument delivered in favor of the Lenders (other than, in either case, a Loan Document), and such default shall continue unremedied beyond the grace period (in any) provided for therein; or

(k) Any Security Instrument shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Collateral described in such Security Instrument with the priority stated to be granted thereby; or

								EXHIBIT 10.1
								PAGE 30 OF 62

(1) The Borrower shall make any payment on account of its Subordinated Debt, except to the extent such payment is expressly permitted hereby or under any subordination agreement entered into with the Agent and the Lenders,

8.2 Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Agent upon direction of all the Lenders may (a) declare the Total Line of Credit Commitment terminated (whereupon the Total Line of Credit Commitment shall be terminated) and/or (b) declare the principal amount then outstanding of, and the accrued interest on, the Line of Credit Loans and commitment fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;
	provided that in the case of the occurrence of an Event of Default with respect to the Borrower referred to in clauses 8.1
	(f) and 8.1 (g) of Section 8.1, the Total Line of Credit
	Commitment shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Line of Credit Loans and commitment fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.



Section 9       Definitions.

9.1     Certain Definitions.

	"Accountants" means Coopers & Lybrand or another accounting firm of national reputation or other certified public accountants selected by the Borrower and approved by the Agent.

	"Affiliate" means, with respect to any specified Person
	(the "Specified Person") , any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person and, without limiting the generality of the foregoing, includes (i) any director or officer of the Specified Person or any Affiliate of the Specified Person, (ii) any such director's or officer's parent, spouse, child or child's spouse (a "relative'), (iii) any group acting in concert, of one or more such directors, officers, relatives or any combination thereof (a "group"), (iv) any Person controlled by any such director, officer, relative or group in which any such director, officer, relative or group beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest and

								EXHIBIT 10.1
								PAGE 31 OF 62

	(v) any Person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in the Specified Person. For the purposes of this definition, the term "control" when used with respect to any Specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Specified Person, whether through the ownership of voting securities, by contract or otherwise.

	"Agent" shall have the meaning specified in the Preamble.

	"Agreement" shall mean this Credit Agreement.

	"Authorized Officer of the Borrower" means an officer of the Borrower had been duly authorized by all appropriate corporate action to execute and deliver this Agreement, the Notes, any other Loan Documents and any certificate furnished on behalf of the Borrower in connection therewith, evidence of which authorization has been furnished to the Agent,

	"Banking Day" shall mean any day, excluding Saturday and Sunday and excluding any other day which in The Commonwealth of Massachusetts, the State of California or the Commonwealth of Pennsylvania is a legal holiday or a day on which banking institutions are authorized by law to close.

	"Borrower"-shall have the meaning specified in the Preamble hereto.


	"Borrower Property" means any real property owned, occupied, or operated by the Borrower or any of its Subsidiaries.

	"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including FASB Statement No. 13).

	"Code" means the Internal Revenue Code of 1986, as amended, or any successor statute,

	"Collateral" shall have the meaning given that term in the Security Agreement.

	"Commitment Expiration Date" shall have the meaning specified in Section 1.1.

	"Commitment Percentage" shall mean, with respect to any Lender, that Lender's Line of Credit Commitment expressed as a percentage of the total Line of Credit Commitments of all Lenders.

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								PAGE 32 OF 62

	"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

	"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

	"1991 Commitment Letter" shall have the meaning specified in the Preamble hereto.

	"CoreStates" shall have the meaning specified in the Preamble hereto.

	"Current Liabilities" means, at any time, all liabilities of the Borrower and its Subsidiaries at such time, on a consolidated basis, that would be classified as current liabilities in accordance with GAAP, including, without limitation, all Indebtedness of the Borrower and its Subsidiaries payable on demand or maturing within one year of such time, or renewable at the option of the Borrower or such Subsidiary for a period of not more than one year from such time, and all serial maturity and periodic or installment payments on any Indebtedness, to the extent such payments are required to be made within one year from such time, provided. however, for purposes of calculating the Quick Ratio under Section 7.11, Current Liabilities shall not include Deferred Revenues; but only to the extent that they do not exceed $12,000,000 in the aggregate.

	"Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

	"Deferred Customer Funding" means payments received by the Borrower or its Subsidiaries from customers for funded research and development that are deferred in accordance with GAAP.

	"Deferred Revenues" means revenues of the Borrower and its Subsidiaries that are deferred in accordance with GAAP, including without limitation Deferred Customer Funding.

	"Environmental Laws" means all federal, state, local and foreign laws, and all regulations, notices or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment and to occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or Hazardous Substances into the environment (including. without limitation, ambient

								EXHIBIT 10.1
								PAGE 33 OF 62

	air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or Hazardous Substances.

	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

	"Event of Default" has the meaning set forth in Section 8.1.

	"Extension of Credit" means the making of any Line of Credit Loan or the issuance of any Letter of Credit or both.

	"Financial Statements Date" means January 31, 1995.

	"GAAP" means accounting principles generally accepted in the United States applied on a consistent basis.

	"Governmental Approvals" shall mean any authorization, consent, order, approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

	"Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or. foreign, and any arbitrator.

	"Guarantee" by any Person means any obligation, contingent or otherwise,
	of such Person directly or indirectly guaranteeing any Indebtedness or
	other obligation of an other Person and, without limiting the generality
	of the foregoing, any obligation, direct or indirect, contingent or
	otherwise of such Person (a) to purchase or pay (or advance or supply
	funds for the purchase or payment of) such Indebtedness or other obligation
	(whether arising by virtue of partnership arrangements, by agreement to
	keep-well, to purchase assets, goods, securities or services, to take-or-
	pay, or to maintain financial statement conditions or otherwise) or (b)
	entered into for the purpose of assuring in any other manner the obligee
	of such Indebtedness or other obligation of the payment thereof or to
	protect such obligee against loss in respect thereof (in whole or in part);
	provided that the term Guarantee shall not include endorsements for
	collection or deposit in the ordinary course of business.  The term
	"Guarantee" used as a verb has a corresponding meaning.

	"Hazardous Substances" shall mean all hazardous and toxic substances,
	wastes or materials, hydrocarbons (including naturally occurring or
	man-made petroleum and hydrocarbons), flammable explosives, urea
	formaldehyde insulation, radioactive materials, biological substances,
	PCBS, pesticides, herbicides and any other kind and/or type of pollutants,
	or contaminates and/or any other similar substances or materials which,
	because of toxic, flammable, explosive, corrosive, reactive, radioactive
	or other properties that may be hazardous to human health or the environment,
	are included under or regulated by any Environmental Laws.

								EXHIBIT 10.1
								PAGE 34 OF 62

	"Indebtedness" of any Person at any date shall mean, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder), or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that should be treated as capitalized leases in accordance with GAAP, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof

	"Insured" shall have the meaning specified in Section 1.7.

	"Intellectual Property" shall have the meaning specified in
	Section 5. 16.

	"Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is converted from a Prime Rate Loan or the last day of the next preceding Interest Period with respect to such LIBOR Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.6, except that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month.

	"Investments" means, with respect to any Person (the
	"Investor") (a) any investment by, the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise and
	(b) any Guarantee by the Borrower of any Indebtedness or other obligation of any other Person.

	"Issuing Bank" shall have the meaning specified in Section 1.9(a).

	"Lenders" means SVB, CoreStates and each other Person that may after the date hereof become a party to this Agreement as a "Lender" hereunder.

	"Letter of Credit" means any commercial letter of credit or standby letter of credit issued by the Issuing Bank for the account of the Borrower as provided in this Agreement.

	"LIBOR Loan" means, at any time, that principal amount of the Line of Credit Loans, the interest on which is determined at such time on the basis of rates referred to in the definition of "LIBOR Rate".

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								PAGE 35 OF 62

	"LIBOR Rate" means with respect to any Interest Period pertaining to a LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1 1/16th of 1%) equal to the quotient of (a) the rate determined by SVB in the case of Working Capital Line of Credit Loans to be the prevailing per annum rate at which deposits in U. S. dollars are offered to such Lender by first-class banks two Working Days prior to the beginning of such Interest Period in the London interbank market at or about10: 00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of the LIBOR Loan to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the Reserve Requirement for such LIBOR Loan during such Interest Period.

	"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement or security arrangement of any kind, encumbrance, lien (statutory or other), preference or priority of any kind or nature whatsoever
	(including, without limitation, any conditional sale or other title retention agreement, any lease that should be capitalized in accordance with GAAP, and the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), together with any renewal or extension thereof.

	"Line of Credit Commitment" shall have the meaning specified in Section 1.2.

	"Line of Credit Loans" shall have the meaning specified in Section 1.1.

	"Loan Documents" means, collectively, this Agreement, the Notes, any Letters of Credit, the Security Instruments and all other agreements and instruments that are from time to time executed in connection with the foregoing, as each of such agreements and instruments may be amended, modified or supplemented from time to time.

	"Material Adverse " means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents, or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

	"Maturity Date" shall have the meaning specified in Section 1.8.

	"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

								EXHIBIT 10.1
								PAGE 36 OF 62

	"Net Income" or "Net Loss" for any period in respect of which the amount thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period (taken as a cumulative whole) of the Borrower and its Subsidiaries, determined in accordance with GAAP.

	"Notes" shall have the meaning set forth in Section 1.4.

	"Notice of Borrowing" shall have the meaning specified in Section 1.5.

	"Obligations" shall have the meaning given the term
	"Secured Obligations" in the Security Agreement.

	"Office of the Agent" shall initially mean the banking office of the Agent located at 3003 Tasman Drive, Santa Clara, California 95454, or such other location of which the Agent shall notify the Borrower.

	"Office of the Lender" shall mean (a) in the case of SVB, 3003 Tasman Drive, Santa Clara, California 95454, or such other location of which SVB shall notify the Borrower and the other Lenders; and (b) in the case of CoreStates, 1345 Chestnut
	Street, Philadelphia, Pennsylvania 19107 or such other location of which CoreStates shall notify the Borrower and the other Lender.

	"Parent" shall have the meaning specified in Section 2.5.

	"Participation Percentage" shall mean for both SVB and CoreStates fifty percent (50 %).

	"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

	"Permitted Liens" shall have the meaning set forth in Section 7.6.

	"Person" shall mean and include any individual, firm, corporation, trust or other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

	"Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

								EXHIBIT 10.1
								PAGE 37 OF 62

	"Post-Default Rate" means, in respect of any principal of the Line of Credit Loans or any other amount payable by the Borrower under this Agreement which is not paid when due
	(whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full (after as well as before judgment) equal to the sum of 4% per annum plus the higher of
	(i) the rate of interest applicable to Prime Rate Loans and
	(ii) in the case of any LIBOR Loan, the rate of interest otherwise applicable to such LIBOR Loan.

	"Prime Rate" shall mean the per annum rate of interest from time to time announced and made effective by the Agent as its Prime Rate (which rate may or may not be the lowest rate available from the Agent at any given time).

	"Prime Rate Loan" means at any time the principal amount of the Line of Credit Loans which bears interest at the Prime Rate.

	"Quick Ratio" means, at any time, all cash, Short Term
	Investments and accounts receivable, less reserves for doubtful accounts, of the Borrower and its Subsidiaries at such time, on a consolidated basis, determined in accordance with GAAP, divided by the aggregate of all Current Liabilities at such time.

	"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

	"Regulatory Change" means any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including the Banks of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (other than changes which affect taxes measured by or imposed on the overall net income of any Bank by the jurisdiction in which such Bank has its principal office.

	"Reserve Requirement" means, for any LIBOR Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D).

								EXHIBIT 10.1
								PAGE 38 OF 62

	"Restricted Payment" means, with respect to the Borrower or any Subsidiary thereof, (a) any dividend or other distribution on any shares of capital stock of the Borrower or such Subsidiary (except dividends payable solely in shares of such capital stock or rights to acquire such capital stock) or (b) any payment or other distribution on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Borrower or a Subsidiary thereof or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Borrower or a Subsidiary thereof

	"SEC" means the Securities and Exchange Commission.

	"Security Agreement" shall have the meaning set forth in Section 3.1.

	"Security Instruments" means, collectively, the Security
	Agreement and each other instrument or agreement that purports to secure the obligations of the Borrower to the Lenders or the Agent.

	"Short Term Investments" means marketable obligations having a maturity of less than 90 days from the date of purchase.

	"Standby Letter of Credit" means a letter of credit, commonly known as a "standby" or "guaranty" letter of credit, issued to pay the beneficiary in the event of the account party's failure to perform an obligation.

	"Subordinated Debt" means Indebtedness of the Borrower that is subordinated to the Indebtedness of the Borrower owing to the Lenders either (a) pursuant to a subordination agreement in form and substance satisfactory to the Agent between the Lenders and the holder(s) of such Indebtedness, or (b) pursuant to the terms thereof, where the Agent has confirmed in writing that such terms are satisfactory to it.

	"Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

	"SVB" shall have the meaning specified in the Preamble hereto.

	"Tangible Net Worth" means, at any time, the consolidated stockholders' equity of the Borrower and its Subsidiaries at such time determined in accordance with GAAP, less all assets that are reflected on the consolidated balance sheet of the Borrower and its Subsidiaries at such time that would be treated as intangibles under GAAP (including, but not limited, to goodwill, capitalized software and excess purchase costs), plus all then outstanding Subordinated Debt.

	"Total Line of Credit Commitment" shall have the meaning specified in Section 1.2.

								EXHIBIT 10.1
								PAGE 39 OF 62

	"Total Liabilities" means, at any time, the consolidated liabilities of the Borrower and its Subsidiaries at such time, determined in accordance with GAAP, less all then outstanding Subordinated Debt, provided, however, for purposes of calculating the leverage ratio under Section 7.13. Total Liabilities shall not include Deferred Revenues but only to the extent that they do not exceed $12,000,000 in the aggregate.

	"Trade Letter of Credit" means a letter of credit, commonly known as a "trade" or "commercial" letter of credit, payable upon the presentation of a draft and specified documents and issued to facilitate payment for the purchase of goods.

	"UCC" shall have the meaning given such term in the Security Agreement.

	"Unfunded Liabilities" means, with respect to any Plan at any time the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

	"Working Day" means any day on which dealings in foreign currency and exchange between banks may be carried on in the Offices of the Lenders.

Section 10      Miscellaneous.

10.1    Accounting Terms and Definitions   Unless otherwise specified herein,
	all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP, provided that if any change in GAAP in itself materially affects the calculation of any financial covenant in this Agreement, the Borrower may, by notice to the Agent, or the Agent may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Borrower, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 6.4(c) after such change occurs shall be accompanied by reconciliations of the difference between the calcu-lation set forth therein and a calculation made in accordance with GAAP as in effect from time of time after such change occurs. To enable the ready determination of compliance with the covenants set forth in this Agreement, the Borrower will not change the date on which its fiscal year or any of its fiscal quarters end without the prior consent of the Agent.

								EXHIBIT 10.1
								PAGE 40 OF 62

10.2 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.(b) In consideration of any waiver of any compliance with the express terms hereof, the Borrower may be required to pay to the Agent for the account of the Lenders a waiver fee as determined by the Lenders at such time.

10.3 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail or by telecopy, delivered, addressed or transmitted, if to the Borrower, at its address at 100 Quannapowitt Parkway, Wakefield, Massachusetts 01880 Attention: Carol B. Langer, Chief Financial Officer, Telecopy No. (617) 245-5322, if to the Agent, at its address at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02181, Attention: Jane A. Braun, Vice President, Telecopy No.
	(617) 431-9906; if to SVB, to the address given for the Agent; if to CoreStates, at its address at CoreStates Bank, N.A., National Middle Market, NY/NE/NJ, FC 1-1-3-36, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107 Attention: R. Thomas Esser, Vice President, Telecopy No. (215) 973-1882 as to each party to this Agreement, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed effective, (a) in the case of hand deliveries, when delivered; (b) in the case of an overnight delivery service, on the next Banking Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, three days after deposit in the postal system, first class postage prepaid; and (d) in the case of telecopy notices, when electronic indication of receipt is received, except that notices to the Agent pursuant to the provisions of Section 6.5 shall not be effective until received by the Agent.

10.4 No Waiver: Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.5 Right of Set-off, (a) Upon the occurrence and during the continuance of any Event of Default, the Agent and each of the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or any of the Lenders to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes, irrespective of whether

								EXHIBIT 10.1
								PAGE 41 OF 62

	or not the Agent or such Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured.(b) The
	Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section11.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.

10.6 Expenses: Indemnification, (a) The Borrower shall pay on demand (i) the reasonable fees and disbursements of counsel to the Agent in connection with the preparation of this Agreement and the preparation or review of each agreement, opinion, certificate and other document referred to in or delivered pursuant hereto; (ii) all out-of-pocket costs and expenses of the Agent in connection with the administration of this Agreement and the other Loan Documents, and any waiver or amendment of any provision hereof or thereof, including without limitation, the reasonable fees and disbursements of counsel for the Agent, and of any field examiner or auditor retained by the Agent as contemplated in Section
	6.8; and (iii) if any Event of Default occurs, all costs and expenses incurred by the Agent and each Lender, including the reasonable fee and disbursements of counsel to the Agent and each Lender, and of any appraisers, environmental engineers or consultants, or investment banking firms retained by the Agent in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto. The Borrower agrees to pay, indemnify and hold the Agent and each Lender harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.(b) The Borrower agrees to indemnify the Agent and each Lender and its officers and directors and hold the Agent and each Lender and its officers and directors harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each Lender in connection with any investigative, administrative or judicial proceeding initiated by a third party, whether or not the Agent or a Lender shall be designated a party thereto) which may be incurred by the Agent or a Lender, relating to or arising out of this Agreement or any other Loan Document, or the existence of any Hazardous Substance on, in, or under any Borrower Property, or any violation of any applicable Environmental Laws for which the Borrower or any Subsidiary thereof has any liability or which occurs upon any Borrower Property, or the imposition of any Lien under any Environmental Laws, provided that the Agent and the Lenders shall not have the right to be indemnified hereunder for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction.(c) The agreements in this Section 10.6 shall survive the repayment of the Notes and all other amounts payable under this Agreement and the other Loan Documents.

								EXHIBIT 10.1
								PAGE 42 OF 62

10.7 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each of the Lenders and the Agent (provided, however, that in no event shall this Agreement become effective until signed by an officer of SVB in California) and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. The Lenders may assign to any financial institution all or any part of, or any interest (undivided or divided) in, their respective rights and benefits under this Agreement or the Notes, and to the extent of that assignment such assignee shall have the same rights and benefits against the Borrower hereunder as it would have had if such assignee were the Lenders making the Line of Credit Loans hereunder.

10.8 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

10.9 GOVERNING LAW: AGREEMENT UNDER SEAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL, UPON ACCEPTANCE BY THE BORROWER, CONSTITUTE AN AGREEMENT UNDER SEAL AMONG THE PARTIES,

10.10   WAIVER OF JURY TRIAL.  THE LENDERS, THE AGENT AND THE BORROWER
	AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A)
	SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY
	OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY
	RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY
	SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT
	BE OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS PARAGRAPH
	HAVE BEEN FULLY DISCUSSED BY THE LENDERS AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE
	LENDERS NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE
	OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY
	ENFORCED IN ALL INSTANCES.

10.11 VENUE, CONSENT TO SERVICE OF PROCESS. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND IN THE EVENT SVB IS FOR ANY REASON DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES
	OUT OF OR BY REASON OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY
	ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH
	IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF
	APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO. WAIVES AND

								EXHIBIT 10.1
								PAGE 43 OF 62

	AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR
	OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT,
	THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION,
	SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE, SECTION 415.40 OF THE CALIFORNIA CODE OF
	CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

10.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10.13 Counterparts. This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BOSTON TECHNOLOGY, INC., as Borrower

By:
Name: Carol B. Langer
By: /s/ Carol B. Langer
___________________________
Title: SVP Finance & Admin.

SILICON VALLEY EAST,
a Division of Silicon Valley Bank,
as a Lender and the Agent

By: \s\Jane A. Braun
_____________________
Name: Jane A. Braun
Title: Vice President

SILICON VALLEY BANK,
as a Lender and the Agent

By: \s\Gregory T. Linvill
____________________________
Name: Gregory T. Linvill
Title: Vice President
(Signed at Santa Clara, California)

CORESTATES BANK, N.A., as a Lender

By: \s\R. Thomas Esser
________________________
Name: R. Thomas Esser
Title: Vice President

								EXHIBIT 10.1
								PAGE 44 OF 62

Exhibit A-1

AMENDED AND RESTATED PROMISSORY NOTE

$12,500,000                                             Wakefield, Massachusetts

Dated as of January 31, 1996 (Originally, dated as of January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994.)

For value received, the undersigned, BOSTON TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), promises to pay to SILICON VALLEY BANK
(the "Bank") at its office located at 3003 Tasman Drive, Santa Clara, California 95454, or to its order, the lesser of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) or the outstanding principal amount of all advances made by the Bank pursuant to the Credit Agreement hereinafter referred to, on July 6, 1997 (the "Maturity Date") in lawful money of the United States and in immediately available funds, together with interest on the principal amount hereof from time to time outstanding at the rates provided in the Credit Agreement referred to below until maturity, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date.

Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as further amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994 (the "Original Note"), by the Borrower to the Bank. This note is one of the promissory notes (collectively, the "Notes") referred to in the Credit Agreement dated as of January 31, 1996 (together with all related schedules), as the same may be amended, amended and restated, modified or supplemented from time to time (the "Credit Agreement") among the Borrower, the Lenders named therein (including the Bank), and the Bank in its capacity as Agent and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. Each occurrence in each Loan Document
(as defined in the Credit Agreement) of "the Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note as amended and restated hereby. After the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Agent (but only with the consent of each of the Banks) may (a) declare the Line of Credit Commitments (as such term is defined in the Credit Agreement) terminated (whereupon the Line of Credit Commitments shall be terminated), by notice to the Borrower, and/or
(b) declare the principal amount then outstanding of and the accrued interest on the advances under the Notes and all other amounts payable under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other

								EXHIBIT 10.1
								PAGE 45 OF 62

formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of any Event of Default with respect to the Borrower referred to in Section 8.1 to the Credit Agreement, the Line of Credit Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the advances hereunder and under the Notes and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

The amount, date and Type of all advances made to the Borrower pursuant to the Credit Agreement and all payments of principal and interest in respect of such advances shall be evidenced by the Bank's records, which shall, in the absence of manifest error, be conclusive as to the outstanding amount of all advances and interest thereon.

The undersigned agrees to pay all costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY
THE BANK IN THE STATE OF CALIFORNIA.THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

								EXHIBIT 10.1
								PAGE 46 OF 62

Exhibit A-2

AMENDED AND RESTATED PROMISSORY NOTE

$12,500,000     Wakefield, Massachusetts
	Dated as of January 31, 1996
(Originally dated as of January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994.)

For value received, the undersigned, BOSTON TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), promises to pay to CORESTATES BANK, N.A.
(the "Bank") at its office located 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, or to its order, the lesser of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) or the outstanding principal amount of all advances made by the Bank pursuant to the Credit Agreement hereinafter referred to, on July 6, 1997 (the "Maturity Date") in lawful money of the United States and in immediately available funds, together with interest on the principal amount hereof from time to time outstanding at the rates provided in the Credit Agreement referred to below until maturity, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date.

Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as further amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994 (the "Original Note"), by the Borrower to the Bank. This note is one of the promissory notes (collectively, the "Notes") referred to in the Credit Agreement dated as of January 31, 1996 (together with all related schedules), as the same may be amended, amended and restated, modified or supplemented from time to time (the "Credit Agreement") among the Borrower, the Lenders named therein (including the Bank), and the Bank in its capacity as Agent and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. Each occurrence in each Loan Document
(as defined in the Credit Agreement) of "the Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note as amended and restated hereby.

After the occurrence and during the continuation of an Event of Default under and as defined in the Credit Agreement, the Agent (but only with the consent of each of the Banks) may (a) declare the Line of Credit Commitments (as such term is defined in the Credit Agreement) terminated (whereupon the Line of Credit Commitments shall be terminated), by notice to the Borrower, and/or

								EXHIBIT 10.1
								PAGE 47 OF 62

(b) declare the principal amount then outstanding of and the accrued interest on the advances under the Notes and all other amounts payable under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of any Event of Default with respect to the Borrower referred to in Section 8.1 to the Credit Agreement, the Line of Credit Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the advances hereunder and under the Notes and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

The amount, date and Type of all advances made to the Borrower pursuant to the Credit Agreement and all payments of principal and interest in respect of such advances shall be evidenced by the Bank's records, which shall, in the absence of manifest error, be conclusive as to the outstanding amount of all advances and interest thereon.

The undersigned agrees to pay all costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY
THE BANK IN THE COMMONWEALTH OF PENNSYLVANIA.

THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

								EXHIBIT 10.1
								PAGE 48 OF 62

BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND, IN THE EVENT THE BANK IS DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF TIES NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IRREVOCABLY AGREES TO
BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH
ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS
IN THE MANNER HEREINAFTER PROVIDED (SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL), AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY
SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL
PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

BOSTON TECHNOLOGY, INC.



By \s\  Carol B. Langer
- --------------------------
  Name: Carol B. Langer
  Title: SVP - Finance & Admin.

								EXHIBIT 10.1
								PAGE 49 OF 62

Exhibit B

Loan Payment/Advance Telephone Request Form
Deadline For Same Day Processing Is 3:00 P.M., E.S.T.

To: Central Client Service Division                     Date:

Fax#: (617)431-9906                                     Time:

FROM:
CLIENT NAME (BORROWER)
REQUESTED BY:
AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #          TO ACCOUNT #

REQUESTED TRANSACTION TYPE,     REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)    $
PRINCIPAL PAYMENT (ONLY)        $
INTEREST PAYMENT (ONLY) $
PRINCIPAL AND INTEREST (PAYMENT)        $

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester                            Phone

Received By (Bank)                              Phone#

Authorized Signature (Bank)

- -3-

Name:
Title:
Date:

								EXHIBIT 10.1
								PAGE 50 OF 62

Exhibit C

COMPLIANCE CERTIFICATE


TO:     SILICON VALLEY BANK, as a lender and as Agent
	3003 Tasman Drive
	Santa Clara, California 95054

CORESTATES BANK, N.A.
National Middle Market, NY/NE/NJ
FC 1-1-3-36
1345 Chestnut Street Philadelphia, PA 19107

The undersigned authorized officer of Boston Technology, Inc. (the "Borrower") does hereby certify, with respect to the Credit Agreement dated as of January 31, 1996 between Silicon Valley Bank CoreStates Bank, N.A. and Silicon Valley Bank as Agent for the Lenders, and the Borrower as amended through the date hereof (the "Credit Agreement"), that (a) the Borrower has been in complete
compliance for the period from __/     /__ to __/__/__ (the "Applicable
Financial Statements Date") with the covenants of the Borrower contained therein, as demonstrated below, and (b) no Default has occurred and is continuing as of the date hereof, except, in either case, as noted below.
All capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Credit Agreement.

COVENANT        REQUIRED        ACTUAL AS
OF  ______

Financial
Statements      Quarterly w/in 45 days
Annually
w/in 90 days

All documents
filed with SEC  Within 5 days after
filing

Minimum Quick Ratio (cash, short term investments & accounts receivable/current
liabilities     2.0:1 at all times      __.__:1
($_______to
$__________)


Minimum
Profitability   Maximum Net Loss of $1,000,000 for any quarter ending after
1/31/96; Minimum Net Income of $1.00 over any period of three consecutive fiscal quarters beginning after 1/31/96

								EXHIBIT 10.1
								PAGE 51 OF 62

$___________

Limit on Capital Leases  Maximum investment in all capital leases of $8,000,000


$___________

Minimum Tangible Net Worth       $50,000,000 plus (a) 50% of Net Income in
each fiscal quarter after 1/31/96 (no offset for losses) and (b) 50% of increase in Stockholder Equity from issuances of stock or Subordinated Debt after 1/31/96


Calculation of
Tangible Net Worth      stockholders' equity

- - intangible assets (including without limitation, goodwill, capitalized software and excess purchase costs)

+ Subordinated Debt

Total Tangible Net Worth        $_______

$________

$________

$________

Maximum Ratio of Total Liabilities to Tangible Net Worth
0.75:1 at the end of any fiscal quarter  __.__:1

($_______ to

$_________)

Comments Regarding Exceptions:

Attached hereto are financial statements as of and for the fiscal [quarter] (year] ended on the Applicable Financial Statements Date, which have been certified by the [undersigned] [Accountants] as required by Section 6.4 of the Credit Agreement.

Submitted by:


By:

								EXHIBIT 10.1
								PAGE 52 OF 62

Exhibit D


Borrowing Base Certificate**
for
Boston Technology

(To be completed only if borrowings exceed $10,000,000 during any one month)




1.      Gross A/R per (date) statements:
2.      Less A/R over 90 days:
3.      Line# I minus Line #2:
4.      Line #3 multiplied by 80% = Available A/R
5.      Total outstanding
6.      This advance amount
7.      Line #4 minus line #5 and line #6 = Reserve
8.      Letters of Credit outstanding
9.      Line #7 minus line #8*

*     Must be less than $25,000,000
**    For monitoring purposes only.


AMENDED AND RESTATED PROMISSORY NOTE


$12,500,000                                             Wakefield, Massachusetts
Dated as of January 31, 1996 (Originally dated as of January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994.)


For value received, the undersigned, BOSTON TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), promises to pay to SILICON VALLEY BANK (the "Bank") at its office located at 3003 Tasman Drive, Santa Clara, California 95454, or to its order, the lesser of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000) or the outstanding principal amount of all advances made by the Bank pursuant to the Credit Agreement hereinafter referred to, on July 6, 1997 (the "Maturity Date") in lawful money of the United States and in immediately available funds, together with interest on the principal amount hereof from time to time outstanding at the rates provided in the Credit Agreement referred to below until maturity, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date.

Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

								EXHIBIT 10.1
								PAGE 53 OF 62

This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as further amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994 (the "Original Note"), by the Borrower to the Bank. This note is one of the promissory notes (collectively, the "Notes") referred to in the Credit Agreement dated as of January 31, 1996 (together with all related schedules), as the same may be amended, amended and restated, modified or supplemented from time to time (the "Credit Agreement") among the Borrower, the Lenders named therein (including the Bank), and the Bank in its capacity as Agent and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. Each occurrence in each Loan Document
(as defined in the Credit Agreement) of "the Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note as amended and restated hereby.

After the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Agent (but only with the consent of each of the Banks) may (a) declare the Line of Credit Commitments (as such term is defined in the Credit Agreement) terminated (whereupon the Line of Credit Commitments shall be terminated), by notice to the Borrower, and/or
(b) declare the principal amount then outstanding of and the accrued interest on the advances under the Notes and all other amounts payable under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the of the occurrence of any Event of Default with respect to the Borrower referred to in Section 8.1 to the Credit Agreement, the Line of Credit Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the advances hereunder and under the Notes and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower,

The amount, date and Type of all advances made to the Borrower pursuant to the Credit Agreement and all payments of principal and interest in respect of such advances shall be evidenced by the Bank's records, which shall, in the absence of manifest error, be conclusive as to the outstanding amount of all advances and interest thereon.

The undersigned agrees to pay all costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

								EXHIBIT 10.1
								PAGE 54 OF 62

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or post-ponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY
THE BANK IN THE STATE OF CALIFORNIA.

THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW
OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND, IN THE EVENT THE BANK IS DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IRREVOCABLY AGREES TO
BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH
ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED (SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL), AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO
THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION. THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

BOSTON TECHNOLOGY, INC.


							By  \s\Carol B. Langer
	     --------------------------
							    Name: Carol B. Langer
							    Title: SVP - Finance & Admin.

								EXHIBIT 10.1
								PAGE 55 OF 62

AMENDED AND RESTATED PROMISSORY NOTE


$12,500,000             Wakefield, Massachusetts
Dated as of January 31, 1996
(Originally dated as of January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994.)


For value received, the undersigned, BOSTON TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), promises to pay to CORESTATES BANK, N.A.
(the "Bank") at its office located 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, or to its order, the lesser of TWELVE MILLION FIVE
HUNDRED THOUSAND DOLLARS ($12,500,000) or the outstanding principal amount of all advances made by the Bank pursuant to the Credit Agreement hereinafter referred to, on July 6, 1997 (the "Maturity Date") in lawful money of the United States and in immediately available funds, together with interest on the principal amount hereof from time to time outstanding at the rates provided in the Credit Agreement referred to below until maturity, payable monthly in arrears on the first day of each calendar month occurring after the date hereof and on the Maturity Date.

Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated January 31, 1991, as amended by an Allonge and Amendment dated July 15, 1992, and as further amended and restated by Amended and Restated Promissory Notes dated as of July 28, 1993 and July 11, 1994 (the "Original Note"), by the Borrower to the Bank. This note is one of the promissory notes (collectively, the "Notes") referred to in the Credit Agreement dated as of January 31, 1996 (together with all related schedules), as the same may be amended, amended and restated, modified or supplemented from time to time (the "Credit Agreement") among the Borrower, the Lenders named therein (including the Bank), and the Bank in its capacity as Agent and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. Each occurrence in each Loan Document
(as defined in the Credit Agreement) of "the Note", "thereof', "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note as amended and restated hereby.

								EXHIBIT 10.1
								PAGE 56 OF 62

After the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Agent (but only with the consent of each of the Banks) may (a) declare the Line of Credit Commitments (as such term is defined in the Credit Agreement) terminated (whereupon the Line of Credit Commitments shall be terminated), by notice to the Borrower, and/or
(b) declare the principal amount then outstanding of and the accrued interest on the advances under the Notes and all other amounts payable under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of any Event of Default with respect to the Borrower referred to in Section 8.1 to the Credit Agreement, the Line of Credit Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the advances hereunder and under the Notes and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

The amount, date and Type of all advances made to the Borrower pursuant to the Credit Agreement and all payments of principal and interest in respect of such advances shall be evidenced by the Bank's records, which shall, in the absence of manifest error, be conclusive as to the outstanding amount of all advances and interest thereon.

The undersigned agrees to pay all costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other
Loan Documents and the preservation of their respective rights hereunder and thereunder. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY
THE BANK IN THE COMMONWEALTH OF PENNSYLVANIA.

THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY. BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS

								EXHIBIT 10.1
								PAGE 57 OF 62

PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND, IN THE EVENT THE BANK IS DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER
PROVIDED (SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL), AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVE AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE FORUM OR ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT
IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

BOSTON TECHNOLOGY, INC.



By:\s\ Carol B. Langer
- ------------------------
Name: Carol B. Langer
Title: SVP Finance & Admin.

								EXHIBIT 10.1
								PAGE 58 OF 62

AGENCY AGREEMENT

AGREEMENT dated as of January 31, 1996 among the banks listed on the signature pages hereof under the caption "Banks", and Silicon Valley Bank ("SVB"), as agent (in such capacity, "Agent").

WITNESSETH:

WHEREAS, Boston Technology, Inc., a Delaware corporation (with its successors, the "Company"), the Banks and the Agent are parties to a Credit Agreement dated as of January 31, 1996 (including the exhibits and schedules thereto, and as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the Banks to make advances to the Company; and

WHEREAS, the Banks have agreed to appoint SVB as their agent to act in such capacity under the Credit Agreement upon the terms and conditions provided below;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein; provided, however, that this Agreement shall not be considered a Loan Document.

2. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes SVB to act as its agent under the Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term, as used in Paragraphs 2 through 8 hereof, shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents, and shall not by reason of this Agreement or any Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any Loan Document, or in any certificate or other document (other than those made by the Agent under this Agreement) referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document referred to or provided for therein or for any failure by the Company or any other Person to perform any of its obligations thereunder; and (c) required to initiate or conduct any litigation or collection proceedings hereunder or under any Loan Document except to the extent provided in Paragraph 4 below, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

								EXHIBIT 10.1
								PAGE 59 OF 62

3. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by each of the Banks, and such instructions of the Banks and any action taken or failure to act pursuant thereto shall be binding on each of the Banks.

4. Default. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on advances under the Credit Agreement) unless the Agent has received notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "notice of Default" or "notice of Event of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Paragraph 8 hereof) take such action with respect to such Default or Event of Default as shall be directed unanimously by the Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks. The Agent shall (subject to Paragraph 8 hereof) take such action with respect to such Default or Event of Default as shall be directed unanimously by the Banks, and shall not be required to take any other action in connection therewith.

5. Rights as a Bank. With respect to its Line of Credit Commitment and the advances made by it, SVB in its capacity as a Bank, shall have the same rights and powers hereunder and under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include SVB in its capacity as a Bank. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Company (in addition to the agency fees and arrangement fees heretofore agreed to between the Company and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

								EXHIBIT 10.1
								PAGE 60 OF 62

6. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company under the applicable provisions of the Credit Agreement, but without limiting the obligations of the Company under said provisions), ratably in accordance with their respective Line of Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Agreement or any Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.6 of the Credit Agreement, but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of the Agent's agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent, or arise out of actions taken by the Agent outside the scope of its appointment hereunder or of any applicable unanimous directions by the Banks under Paragraph 4 hereof.

7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into the Credit Agreement and this Agreement, and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any Loan Documents. The
	Agent shall not be required to keep itself informed as to the performance or observance by the Company of any of the Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished by the Company to the Agent under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Agent.

8. Failure to Act. Except for action expressly required of the Agent hereunder and under the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under this Agreement against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action.

9. Consents under Loan Documents. Without the prior written consent of each of the Banks, the Agent will not consent to any modification, supplement or waiver under any of the Loan Documents.

								EXHIBIT 10.1
								PAGE 61 OF 62

10.     Sharing of Payments.  If any Bank shall receive any payment (whether
	voluntary, involuntary, through the exercise of any right of set-off
	or otherwise) on account of the Note held by it in excess of its
	ratable share of payments on account of the Notes obtained by the
	Banks, such Bank shall purchase from the other Bank a participation
	in the Note held by such other Bank as shall be necessary to cause
	such purchasing Bank to share the excess payment ratably with such
	other Bank; provided, that if all or any portion of such excess
	payment is thereafter recovered from such purchasing Bank, the
	purchase from such other Bank shall be rescinded and such other Bank
	shall repay to the purchasing Bank the purchase price to the extent
	of such recovery together with an amount equal to such other Bank's
	ratable share (according to the proportion of (a) the amount of
	such other Bank's required prepayment to (b) the total amount recovered
	from the purchasing bank) of any interest or other amount paid or
	payable by the purchasing Bank in respect of the total amount so recovered.

11. Resignation or Removal of Agent. The Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Company, Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Company and shall be a Lender or another financial institution having a combined capital and surplus in excess of $100,000,000. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $100,000,000. Upon the acceptance of any appointment as Agent hereunder of a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

12. Assignment. The provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective
	successors and assigns.

13. Notices. All notices, requests and other communications to any party hereunder shall be given in accordance with the provisions of the Credit Agreement.

14. Amendments and Waivers of this Agreement- Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the Banks and the Agent.

15. MASSACHUSETTS LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

								EXHIBIT 10.1
								PAGE 62 OF 62

16. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

17. Section References. If, after this Agreement becomes effective, any other agreement is amended so as to redesignate or change the subject matter of any Section or clause thereof which is referred to in this Agreement, the reference to such Section or clause in this Agreement shall be deemed to be a reference to the redesignated provision or other comparable provision of such amended agreement, however designated at the time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers under seal as of the day and year first above written.


                                           SILICON VALLEY BANK, as a Bank


                                    						By: \s\Jane A. Braun
                                           ------------------------
                                          Name: Jane A Braun
						                                    Title: Vice President


                                          CORESTATES BANK N.A., as a Bank


                                          By: \s\R. Thomas Esser
                                          ---------------------------
                                          Name: R. Thomas Esser
                                          Title: Vice President


						                                    SILICON VALLEY BANK, as Agent


                                          By: \s\Jane A. Braun
                                          --------------------------
                                          Name: Jane A. Braun
                                          Title: Vice President

Accepted and Agreed to:

BOSTON TECHNOLOGY, INC.


By:   \s\Carol B. Langer
      ___________________________
Name: Carol B. Langer
Title:   SVP Finance & Admin.